As filed with the Securities and Exchange Commission on October 25, 2002.
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               RUBY TUESDAY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                GEORGIA                                  63-0475239
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

150 WEST CHURCH AVENUE, MARYVILLE, TENNESSEE                    37801
 (Address of Principal Executive Offices)                     (Zip Code)

          STOCK INCENTIVE AND DEFERRED COMPENSATION PLAN FOR DIRECTORS
                            (Full Title of the Plan)

                             Daniel T. Cronk, Esq.
                               Ruby Tuesday, Inc.
                             150 West Church Avenue
                           Maryville, Tennessee 37801
                    (Name and Address of Agent For Service)

                                 (865) 379-5700
        (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Gabriel Dumitrescu, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, N.E.
                                 Sixteenth Floor
                             Atlanta, Georgia 30303


Title of Each Class        Amount To Be           Proposed Maximum       Proposed Maximum      Amount of Registration
Securities To Be            Registered            Offering Price        Aggregate Offering            Fee
Registered                                           Per Share                Price

Common Stock,                500,000(1)               $17.30(2)            $8,650,000(3)            $795.80
$0.01 par value


(1) Representing additional shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), reserved for issuance in connection with the Registrant's Stock Incentive and Deferred Compensation Plan for Directors.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by The New York Stock Exchange on October 18, 2002.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

Incorporation by reference of contents of Registration Statement on Forms S-8 (Reg. No. 033-56452).

        The contents of the Registration Statement on Form S-8 filed by the Registrant on December 24, 1992, as amended by the Post-Effective Amendment No. 1 to such Form S-8 filed by the Registrant on April 30, 1996 (Reg. No. 033-56452), relating to the Registrant's Stock Incentive and Deferred Compensation Plan for Directors are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8.  Exhibits.

        The following opinions and consents are filed with this Registration Statement.

Exhibit Number                                    Description
   5                                Opinion of counsel with respect to
                                     the securities being registered.

   23.1                             Consent of counsel (included in Exhibit 5).

   23.2                             Consent of independent auditors.

   24                               Power of Attorney (see signature pages
                                         to this Registration Statement).

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maryville, Tennessee, on the 8th day of October, 2002.


                                                RUBY TUESDAY, INC.


                                                By:/s/ Samuel E. Beall, III
                                                Samuel E. Beall, III,
                                                Chairman of the Board and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel E. Beall, III and Daniel T. Cronk, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.



 Signature                                    Title                                       Date
/s/  Samuel E. Beall, III           Chairman of the Board and                      October 8th, 2002
Samuel E. Beall, III                Chief Executive Officer
                                    (Principal Executive Officer)


/s/  Marguerite N. Duffy            Chief Financial Officer                        October 8th, 2002
Marguerite N. Duffy                 (Principal Financial Officer)



/s/  John B. McKinnon               Director                                        October 8th, 2002
John B. McKinnon



/s/  Dr. Donald Ratajczak           Director                                        October 8th, 2002
Dr. Donald Ratajczak



/s/  Dolph W. von Arx               Director                                        October 8th, 2002
Dolph W. von Arx



/s/  Claire L. Arnold               Director                                        October 8th, 2002
Claire L. Arnold



/s/  James A. Haslam, III           Director                                        October 8th, 2002
James A. Haslam, III



/s/  Elizabeth L. Nichols           Director                                        October 8th, 2002
Elizabeth L. Nichols



/s/ Bernard Lanigan, Jr.            Director                                        October 8th, 2002
Bernard Lanigan, Jr.



/s/  Stephen I. Sadove              Director                                        October 8th, 2002
Stephen I. Sadove



                                 EXHIBIT INDEX

Exhibit Number                                      Description
  5                                   Opinion of counsel with respect to
                                      the securities being registered.

  23.1                                Consent of counsel
                                      (included in Exhibit 5).

  23.2                                Consent of independent auditors.

  24                                  Power of Attorney (see signature
                                      pages to this Registration Statement).

                                                                       Exhibit 5

                                                       direct dial  404-572-6732
                                                               gdumitre@pgfm.com
ATTORNEYS AT LAW


October 24, 2002

Ruby Tuesday, Inc.
150 West Church Avenue
Maryville, Tennessee 37801

        Re:     Registration Statement on Form S-8
                Stock Incentive and Deferred Compensation Plan for Directors

Ladies and Gentlemen:

        We have served as counsel for Ruby Tuesday, Inc., a Georgia corporation (the "Company"), in connection with the registration of an aggregate of 500,000 shares of the Company's Common Stock, $0.01 par value (the "Shares"), reserved for issuance under the Company's Stock Incentive and Deferred Compensation Plan for Directors, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended.

        We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

        In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.


        We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

        Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

        1.      The Shares have been duly authorized; and

        2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5 to the
                         Registration Statement.

                                     Very truly yours,

                                     /s/ Powell, Goldstein, Frazer & Murphy LLP

                                     Powell, Goldstein, Frazer & Murphy LLP

                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Stock Incentive and Deferred Compensation Plan For Directors of Ruby Tuesday, Inc. of our report dated June 28, 2002, with respect to the consolidated balance sheets of Ruby Tuesday, Inc. and Subsidiaries as of June 4, 2002 and June 5, 2001, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 4, 2002, and all related financial statement schedules, which report appears in the June 4, 2002 annual report on Form 10-K of Ruby Tuesday, Inc.


/s/ KPMG LLP

Louisville, Kentucky
October 22, 2002